AMENDMENT NO. 1 TO SECURITIES PURCHASE AGREEMENT

This AMENDMENT NO. 1 TO  SECURITIES PURCHASE AGREEMENT (this “Amendment”) dated as of March 17, 2010, is by and among MISSION COMMUNITY BANCORP, a California corporation (the “Company”), and CARPENTER FUND MANAGER GP, LLC (the “Manager”) on behalf of and as General Partner of each of the following investment-related limited partnerships: Carpenter Community BancFund, L.P.; Carpenter Community BancFund-A, L.P.; and Carpenter Community BancFund-CA, L.P. and amends that Securities Purchase by and between the Company and the Manager dated as December 22, 2009 (the “Agreement”).

RECITALS

WHEREAS, Section 8(b) of the Agreement provides that either the Manager or the Company may terminate the Agreement if, without fault of the terminating party, the First Closing (as defined in the Agreement) does not occur on or before March 1, 2010; and

WHEREAS, the Manager and the Company now wish to amend the Agreement to change such date.

NOW THEREFORE, in consideration of the foregoing, the mutual covenants in the this Amendment and the Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENT

1.  Amendment.  Subsection (b) of Section 8 of the Agreement is amended and restated in its entirety to read as follows:

“(b) By the Manager or by the Company, if, without fault of the terminating party, the First Closing doesnot occur on or before May 30, 2010;”

2.  Miscellaneous.

(a)  Representations and Warranties.  Each of the parties hereto represents and warrants to the other that (i) such party has all necessary power and authority to execute and deliver this Amendment, (ii) this Amendment has been duly and validly executed and delivered by such party, and (iii) assuming the due authorization, execution and delivery of this Amendment by the other party, this Amendment constitutes the valid, binding agreement of such party, enforceable against such party in accordance with its terms.

(b)  No Other Amendments.  Except as expressly amended hereby, all of the terms and conditions of the Agreement shall continue in full force and effect.

(c)  No Waiver.  The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of either party under the Agreement or any provision thereof, and each party expressly reserves all such rights, power and remedies.

(d)  Interpretation.  The section headings contained in this Amendment are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Amendment.

(e)  Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

3266.003/337542.1A/73313176.1

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered as of the date first above written.

MISSION COMMUNITY BANCORP
By:	/s/ Anita M.Robinson
Anita M. Robinson,
President and Chief Executive Officer

CARPENTER FUND MANAGER GP, LLC, on behalf of, and as the General Partner of: Carpenter Community BancFund, L.P., Carpenter Community BancFund-A, L.P. and Carpenter Community BancFund-Ca, L.P.
By:	/s/ John D. Flemming
Name:	John D. Flemming
Title:	Managing Member

Signature Page to Amendment No. 1 to Securities Purchase Agreement

3266.003/337542.1
A/73313176.1